Exhibit 99.1

EMPIRE STATE REALTY TRUST COMPLETES ISSUANCE OF

$350 MILLION IN UNSECURED NOTES

New York, New York, March 30, 2015 – Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today announced that its operating partnership, Empire State Realty OP, L.P. (the “Operating Partnership”), issued and sold an aggregate principal amount of $350 million of its senior unsecured notes in a private placement to entities affiliated with Prudential Capital Group. The notes consist of $100,000,000 of 3.93% Series A Senior Notes due 2025, $125,000,000 of 4.09% Series B Senior Notes due 2027, and $125,000,000 of 4.18% Series C Senior Notes due 2030. Interest on the Notes is payable quarterly, beginning on June 27, 2015.

The notes are senior unsecured obligations of the Operating Partnership and are unconditionally guaranteed by each of the Company’s subsidiaries that guarantees indebtedness under the Operating Partnership’s senior credit facility.

The Operating Partnership intends to use the net proceeds from the issuance of the notes to repay outstanding mortgage debt on two properties, reduce amounts outstanding under its unsecured revolving line of credit and for other general corporate purposes. The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous office building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.0 million rentable square feet, as of December 31, 2014, consisting of 9.3 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 728,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties” and (ii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

212-850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

Brandy Bergman/Hugh Burns

212-687-8080

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